EXHIBIT  16.1  LETTER  FROM  BONGIOVANNI  &  ASSOCIATES,  CPA's


                [LETTERHEAD OF BONGIOVANNI & ASSOCIATES, CPA's]



November  11,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  Metwood,  Inc.  (the  "Company")

Gentlemen:

On or about November 11, 2004, we were engaged by the Board of Directors of Metwood, Inc. as the Company's auditor for the fiscal year ended June 30, 2005.


Very  truly  yours,


/s/  Bongiovanni  &  Associates,  CPA